SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMPANHIA VALE DO RIO DOCE	VALE OVERSEAS LIMITED
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)
FEDERATIVE REPUBLIC OF BRAZIL (Jurisdiction of Incorporation or Organization)	CAYMAN ISLANDS (Jurisdiction of Incorporation or Organization)
Avenida Graça Aranha, No. 26 20030-900 Rio de Janeiro, RJ, Brazil (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-110867; 333-110867-01

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.25% Guaranteed Notes due 2034	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 7 through 21 of Vale Overseas Limited’s (the “Company”) Prospectus dated December 12, 2003 (Registration Nos. 333-110867; 333-110867-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to the Notes” and “Description of Notes” on pages S-18 through S-19 and S-34 through S-40, respectively, of the Company’s related Prospectus Supplement, dated January 9, 2004, and under the headings “Risk Factors—Risks Relating to the Notes” and “Description of Notes” on pages S-20 through S-21 and S-36 through S-42, respectively, of the Company’s related Prospectus Supplement, dated October 25, 2005, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

99 (A). Prospectus dated December 12, 2003 and Prospectus Supplement dated January 9, 2004, incorporated by reference to the Company’s filing under Rule 424(b)(2) dated January 13, 2004.

99 (B). Prospectus Supplement dated October 26, 2005, incorporated by reference to the Company’s filing under Rule 424(b)(5) dated October 28, 2005.

99 (C). Form of Global Note.

99 (D). Indenture among the Company, Companhia Vale do Rio Doce (the “Guarantor”) and JPMorgan Chase Bank, N.A., dated as of March 8, 2002, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-4 of the Company filed on March 21, 2002 (Registration No. 333-84696; 333-84696-01).

99 (E). Third Supplemental Indenture among the Company, the Guarantor and JPMorgan Chase Bank, N.A., dated as of January 15, 2004.

99 (F). Fourth Supplemental Indenture among the Company, the Guarantor and JPMorgan Chase Bank, N.A., dated as of January 15, 2004.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPANHIA VALE DO RIO DOCE (Registrant) By: /s/ Sonia Zagury Name: Sonia Zagury Title: Attorney-in-fact
By: /s/ José Alberto Menezes Penedo Name: José Alberto Menezes Penedo Title: Attorney-in-fact

VALE OVERSEAS LIMITED (Registrant) By: /s/ Sonia Zagury Name: Sonia Zagury Title: Attorney-in-fact
By: /s/ José Alberto Menezes Penedo Name: José Alberto Menezes Penedo Title: Attorney-in-fact

Date: November 1, 2005

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INDEX TO EXHIBITS

Exhibit No.	Exhibit
99 (A).	Prospectus dated December 12, 2003 and Prospectus Supplement dated January 9, 2004, incorporated by reference to the Company’s filing under Rule 424(b)(2) dated January 13, 2004.
99 (B).	Prospectus Supplement dated October 26, 2005, incorporated by reference to the Company’s filing under Rule 424(b)(5) dated October 28, 2005.
99 (C).	Form of Global Note.
99 (D).

Indenture among the Company, the Guarantor and JPMorgan Chase Bank, N.A., dated as of March 8, 2002, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-4 of the Company filed on March 21, 2002.

99 (E).	Third Supplemental Indenture among the Company, the Guarantor and JPMorgan Chase Bank, N.A., dated as of January 15, 2004.
99 (F).	Fourth Supplemental Indenture among the Company, the Guarantor and JPMorgan Chase Bank, N.A., dated as of January 15, 2004.

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